EXHIBIT 5

BROWNE ROSEDALE & LANOUETTE LLP

31 St. James Avenue, Suite 830

Boston, Massachusetts 02116

December 19, 2003

Sontra Medical Corporation

10 Forge Parkway

Franklin, Massachusetts 02038

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of an aggregate of 14,560,000 shares of Common Stock, $0.01 par value per share (the “Common Stock”), of Sontra Medical Corporation, a Minnesota corporation (the “Company”), consisting of (i) an aggregate of 7,560,000 shares of Common Stock issuable upon conversion of shares of the Company’s Series A Convertible Preferred Stock (the “Conversion Shares”), and (ii) an aggregate of 7,000,000 shares of Common Stock issuable upon the exercise of the Company’s Common Stock Purchase Warrants (the “Warrant Shares”), all of which Conversion Shares and Warrant Shares, if and when sold, will be sold by certain stockholders of the Company (the “Selling Stockholders”).

We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon minutes of meetings of the shareholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Articles of Incorporation and By-Laws of the Company, each as restated and/or amended to date, the Statement of the Powers, Designations, Preferences and Rights of the Series A Convertible Preferred Stock of the Company (the “Certificate of Designations”), and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We assume that the appropriate action will be taken, prior to the offer and sale of the Conversion Shares or Warrant Shares, as the case may be, to register and qualify the Conversion Shares or Warrant Shares, as the case may be, for sale under all applicable state securities or “blue sky” laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the Minnesota Business Corporation Act statute and the federal laws of the United States of America. To the extent that any other laws govern the matters as to which we are opining herein, we have assumed that such laws are identical to the state laws of the Commonwealth of Massachusetts, and we are expressing no opinion herein as to whether such assumption is reasonable or correct.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Conversion Shares have been duly authorized, and when issued upon conversion of the shares of the Company’s Series A Convertible Preferred Stock in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and nonassessable; and

2. The Warrant Shares have been duly authorized, and when issued upon exercise of the Company’s Common Stock Purchase Warrants in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Conversion Shares and the Warrant Shares while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Securities Act and to the use of this Firm’s name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Browne Rosedale & Lanouette LLP

Browne Rosedale & Lanouette LLP